Exhibit 10.1

SaVi Media Group, Incorporated
9852 West Katella Avenue #363 - Anaheim, CA 92804

April 6, 2005

Contractual  Agreement between SaVi Media Group and His Divine Vehicle,  Inc., -
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Serge Monros.
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The purpose of this  document is to define the terms of an  acquisition  that is hereby negotiated between SaVi Media Group (hereafter the Company) and His Divine Vehicle, Inc., - Serge Monros (hereafter Serge Monros).

The undersigned hereby specify that they possess legal authority to negotiate in good faith on behalf of SaVi Media Group, Inc., and His Divine Vehicle, Inc., - Serge Monros respectively.

The undersigned hereby specify that they are receiving confidential and proprietary information that is necessary to facilitate these negotiations and that they and/or their assignees and affiliates are prohibited from divulging this information to any party prior to receiving approval from the other party. Additionally, both parties acknowledge that they are bound by all applicable SEC regulations regarding this proprietary information including prohibitions against executing free market transactions based upon this confidential information.

The undersigned hereby mutually agree that necessary resources and entities that are revealed in negotiations represent exclusive relationships with the originating party. The undersigned hereby acknowledge that these relationships are proprietary for the originating party and will not be circumvented.

In the unlikely event that a party violates any terms of this agreement, the undersigned hereby acknowledge that legal recourse may be pursued by the damaged party.

Binding modifications of this agreement may be made in writing with signatures from both parties.

SaVi Media  Group and His Divine  Vehicle,  Inc.,  - Serge  Monros  agree to the
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following:
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      1- SaVi Media Group, Inc., will acquire 100% (One-Hundred  Percent) of the particular His Divine Vehicle, Inc., Serge Monros Patents of the ECV-1, First generation, the ECV-2, Second generation, the Power-Valve-1, first Generation, the Power-Valve-2, Second generation, the Conical Coil, thePneumatic Valve, the Hydraulic Valve, the Embedded PC, the Bios RTC, the Baby Blanket, the Mouseketeirs, the rechargeable battery, the Smog Cyclinator, the Real time Translator, the Private Caption Capture, the Wireless Smart Grid Tablet, the magnetic Air-Skateboard, and the Smart
      Clothes. Inclusive in this acquisition shall be the design and utility patents pertaining including all real and/or intellectual properties. Both SaVi Media Group and His Divine Vehicle, Inc., - Serge Monros, have the right to renegotiate on this agreement and all the patents due to any company negligence to exact a profit in a three-year time frame, any mishandling of the privileges herein, or as long as there is mutual agreement of any modification made in writing with signatures from both parties. His Divine Vehicle, Inc., Serge Monros

      2- SaVi Media Group, Inc. will provide $75,000,000 of additional contingent consideration to His Devine Vehicle, Inc. - Serge Monros, based on the Company's future performance and ability to pay. This $75,000,000 of additional consideration, may be paid, at the discretion of SaVi Media Group, Inc., in either cash or by granting stock options that provide total net proceeds of $75,000,000 to His Divine Vehicle, Inc., - Serge Monros and partners. (This provision of this agreement shall be considered a stock option that may be exercised after three months of the original date of this contract and may be paid out immediately or over the next
      (10) years dependent on revenues or the companies ability to pay. (The option is $250.oo for every (1,000,000) One-Million shares of stock purchased ).

      3- SaVi Media Group, Inc., will issue a total of 5,000,000 (5 Million) post-split shares of Restricted Common Stock to His Divine Vehicle, Inc.,
      - Serge Monros, the SaVi principle with a stock option to receive 125 million shares of common stock over the next three years with the right to exercise the option any time after 3 months for the full amount. The option is $250.oo for every (1,000,000) One-Million shares of stock purchased). SaVi Media Group, Inc., will also issue a total of 5,000,000 (5 Million) post-split shares of Restricted Common Stock to Mario Procopio, the founder and originator of this agreement and the current CEO with a stock option to receive 125 million shares of common stock over the next three years with the right to exercise the option any time after 3 months for the full amount. (The option is $250.oo for every (1,000,000) One-Million shares of stock purchased).


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

      4- SaVi Media Group, Inc., will issue a total of 5,000,000 (Five-Million) post-split shares of Preferred Stock A shares to Serge Monros, the His Divine Vehicle, Inc., - Serge Monros principle and 5,000,000 (Five-Million) post-split shares of Preferred Stock A shares to Mario Procopio, the founder and originator of this agreement. These Preferred shares shall remain in Company escrow for three years.

      5- This transaction is also conditioned on approval of necessary compliance agencies such as the SEC. The company deems it suitable for both parties to be compensated as independent contractors and therefore to pay their own taxes or if they choose they may donate their proceeds to any charitable organization or foundation or they may rescind the compensation and have the company directly donate the proceeds to any charitable organization and / or foundation.

      6- Serge Monros as the principle for His Divine Vehicle, Inc., - Serge Monros and Mario Procopio, the CEO of SaVi Media Group, shall both receive monthly payments each of $10,000.00 (Ten - thousand dollars and no cents) depending on revenues and / or capital recruitment, but no less than $3,000.00 (Three - thousand dollars and no cents) starting September 1, 2004 through September 1, 2007 in order that they may oversee the SaVi general operations, manufacturing operations, and to manage the overall SaVi network. This contract is eligible for renewal on September 1, 2007 and/or for modification upon mutual consent and / or upon board review of their performance.

      7- 100% Ownership interest of these above mentioned intellectual properties (patents) of His Divine Vehicle, Inc., - Serge Monros, that are now currently owned by SaVi Media Group, Inc., due to this contract, allows SaVi Media Group to develop, manufacture and distribute these Savi properties and products in order for SaVi Media Group to receive 100% of the revenues of the ECV-1, First generation, the ECV-2, Second generation, the Power-Valve-1, first Generation, and the Power-Valve-2, Second generation, and then paying royalties to; His Divine Vehicle, Inc., - Serge Monros and partners, in the amount of 5% of the gross income.

      8- In Three Calendar years, in the event that the; His Divine Vehicle, Inc., - Serge Monros patents do not generate revenues for the Company SaVi Media Group, Inc., and its activities at least equal to costs associated with this agreement and / or modified annual costs, whichever is less, the Company retains the right to rescind this agreement or then to renegotiate the contract with His Divine Vehicle, Inc. Both Mario Procopio & Serge Monros shall always partner up in their agreements concerning the sale of their stock and / or company direction in order to remain equal in benefits and to enhance accountability.

      9- His Divine Vehicle, Inc., - Serge Monros, will not require from SaVi Media Group, Inc., any additional monies for licensing or for the distribution of His Divine Vehicle, Inc., - Serge Monros products. SaVi Media Group, Inc will fund any patent costs, trade marks, copyrights, manufacturing costs incurred by SaVi Media Group activities including but not limited to building a five-million dollar R & D Lab, building a manufacturing plant, and general manufacturing, etc. His Divine Vehicle, Inc., - Serge Monros will own these assets free & clear if the contract is ever rescinded or the corporation is dissolved.

Duly signed, dated, and agreed upon both pages one and two. (Copies of signatures shall be deemed as originals)


/s/ MARIO PROCOPIO                Date: 04/06/2005
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Mario Procopio
CEO/President
SaVi Media Group, Incorporated
Representing; SaVi Media Group, Incorporated


/s/ SERGE V. MONROS               Date: 04/06/2005
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Name: Serge V. Monros
CTO
His Divine Vehicle, Inc., - Serge Monros Savi Holding Group
Representing; His Divine Vehicle, Inc., - Serge Monros


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